December 22, 2003

MaxxZone.com, Inc.
Mr. Roland Becker, President, Chief Executive Officer
Mr. Victor Romero, Chief Operations Officer
1770 N. Green Valley Pkwy.
Suite 3214
Las Vegas, NV 89014

Dear Messrs. Becker and Romero:

     You requested that I render an opinion as to the legality of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and
Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of MaxxZone.com, Inc. (the "Company"), relating to an aggregate of 8,000,000 shares of the Company's Common Stock, $0.001 par value, said shares to be issued to various natural persons providing consulting services to the Company under written consulting agreements.

     As you are aware, a portion of the shares to be issued pursuant to the Registration Statement are to be issued to me for prospective services rendered to the Company regarding work related to Company filings required under the Act. I further note that the aggregate amount of securities paid to this office for services rendered do not exceed $50,000.00.

     In connection with rendering my opinion, which is set forth below, I have reviewed and examined originals or copies of the following documents, to wit:

     1. Articles of Incorporation of the Company, along with any amendments thereto.

     2.   The Company's By-Laws.

     3.   The Registrant's Form 10-KSB filed on April 14,
          2003, and the Registrant's Quarterly Report on
          Form 10-QSB filed on December 1, 2003.








MaxxZone.com, Inc.
December 22, 2003
Page 2


      4. The resolution of the Board of Directors agreeing to enter into various written consulting agreements for consulting and professional services, and the issuance of this Registration Statement.

      5.   Written agreements between the company
           and various natural persons providing consulting services to the issuer.

     I have also examined such corporate records, other documents, and such questions of law as I have considered necessary or appropriate for the purposes of this opinion. In all instances, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. I have further confirmed with you, consistent with your representations to this office, that the recipients of these securities under the Registration Statement are performing bona fide consulting services consistent with the Act, Form S-8, and SEC Release No. 33-7646; that none of the services performed by the recipients shall be related to capital raising transactions; and, that none of the services rendered by the consultants and advisors directly or indirectly promote or maintains a market for the registrant's securities, as such would be contrary to Securities Act of 1933, as well as the rules and opinions of the Securities and Exchange Commission, all of which we have discussed.

     Based on the foregoing, and in reliance thereon, it is my opinion that all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares pursuant to the Consulting Agreements covered by the Form S-8, and that the Shares being registered pursuant to the Registration Statement, when issued and earned under the Consulting Agreements, will be duly authorized, validly issued, fully paid and non-assessable.

     This opinion is expressly limited in scope to the securities described herein and which are to be expressly covered by the Registration Statement, and does not cover any subsequent issuances of any securities made in the future pursuant to any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new registration statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a new or revised opinion concerning the legality of the securities to be issued.







MaxxZone.com, Inc.
December 22, 2003
Page 3

     I consent to the filing of this opinion with the Commission as an exhibit to the above referenced
Registration Statement; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent.

      This opinion is based upon my knowledge of the law and facts as of the date hereof and I assume no duty to communicate with you with regard to any matter which may hereafter come to my attention. This opinion is based solely on the facts referred to above. Should other facts or different facts come to light after the date of this letter that would materially impact my opinion, then this opinion would not be applicable.


Very truly yours,

MAILANDER LAW OFFICE, APC


/s/ Tad Mailander
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